Exhibit 99.1

NEWS

INVESTOR CONTACT:  (818) 225-3550

David Bigelow or Lisa Riordan

MEDIA CONTACT: (800) 796-8448

COUNTRYWIDE REPORTS OCTOBER 2007 OPERATIONAL RESULTS

CALABASAS, CA (November 13, 2007) — Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended October 31, 2007.  Key operational results included the following:

•                  Mortgage loan fundings for the month of October 2007 totaled $22 billion, a 48 percent decline from October 2006.

•                  Average daily mortgage loan application activity for October 2007 was $1.8 billion, a 34 percent decrease from October 2006.  The mortgage loan pipeline was $41 billion at October 31, 2007, as compared to $61 billion for the same period last year.

•                  The mortgage loan servicing portfolio continued to grow, reaching $1.47 trillion at October 31, 2007.  This is an increase of $202 billion, or 16 percent, from October 31, 2006.

•                  Banking Operations’ assets were $106 billion at October 31, 2007, which compares to $83 billion at October 31, 2006.

•                  Securities trading volume in the Capital Markets segment of $260 billion for October 2007 was 13 percent lower when compared to the same month last year.

•                  Net earned premiums from the Insurance segment were $136 million in October 2007, up 35 percent from October 2006.

“October’s operating results continue to be indicative of current market trends,” said David Sambol, President and Chief Operating Officer.  “Total fundings were down substantially on a year-over-year basis, but were up 4 percent from the prior month, and production funded through the Bank has now surpassed 90 percent of total fundings.  Average daily applications and the mortgage loan pipeline were essentially flat from the prior month.  At $42 million, subprime fundings for the month of October 2007 were just 0.2 percent of total mortgage loan fundings.”

“Countrywide continues to work diligently toward mitigating the consequences our borrowers are facing as a result of the current market conditions,” Sambol continued.  “As such, we have recently launched

Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB are Equal Housing Lenders. ©2007 Countrywide Financial Corporation.
 Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

our $16 billion home ownership preservation initiative to help borrowers facing, or who have already experienced, interest rate resets.  We have also reached out to the community at large through various partnership initiatives with consumer housing groups such as the Neighborhood Assistance Corporation of America, the Homeownership Preservation Foundation, and NeighborWorks® America.”

About Countrywide

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500.  Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services residential and commercial loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, financial results, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: increased cost of debt; reduced access to corporate debt markets or other sources of liquidity; unforeseen cash or capital requirements; a reduction in secondary mortgage market investor demand; increased credit losses due to downward trends in the economy and in the real estate market; increases in the delinquency rates of borrowers; competitive and general economic conditions in each of our business segments such as slower or negative home price appreciation; changes in general business, economic, market and political conditions in the United States and abroad from those expected; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in debt ratings; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in which Countrywide operates; the judgments and assumptions made by management regarding accounting estimates and related matters; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

(Tables follow)

2

Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB are Equal Housing Lenders. ©2007 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES

OPERATING STATISTICS(1)

(Dollars in Millions)

	Month Ended		Year-to-Date
	October 31	October 31	October 31	October 31
	2007	2006	2007	2006
LOAN PRODUCTION
Number of Working Days in the Period	23	22	212	211
Average Daily Mortgage Loan Applications	$1,753	$2,642	$2,664	$2,626
Mortgage Loan Pipeline (loans-in-process)	$41,127	$60,939
Commercial Real Estate Loan Pipeline (loans-in-process)	$752	$1,824

Loan Fundings (2):
Retail Lending	$9,597	$13,669	$125,619	$129,021
Wholesale Lending	3,220	7,464	64,128	81,106
Correspondent Lending	9,028	19,399	163,246	149,197
Capital Markets Purchases	85	576	4,972	15,518
Banking Operations Purchases (2)	33	788	3,756	7,651
Total Mortgage Loan Fundings	21,963	41,896	361,721	382,493
Commercial Real Estate Lending	405	406	7,119	3,715
Total Loan Fundings	$22,368	$42,302	$368,840	$386,208

Total Bank Loan Fundings (3)	$20,289	$17,994	$187,741	$98,303

Loan Fundings in Units (2):
Retail Lending	56,626	83,206	739,798	827,880
Wholesale Lending	16,119	36,813	312,363	395,210
Correspondent Lending	44,540	96,120	820,562	749,137
Capital Markets Purchases	145	2,594	15,726	59,705
Banking Operations Purchases (2)	—	11,463	37,597	62,091
Total Mortgage Loan Fundings	117,430	230,196	1,926,046	2,094,023
Commercial Real Estate Lending	66	97	1,006	463
Total Loan Fundings	117,496	230,293	1,927,052	2,094,486

Total Bank Loan Fundings (3)	109,892	111,016	1,089,277	663,367

Mortgage Loan Fundings (2)(4):
Purchase	$9,304	$17,403	$153,258	$175,214
Non-purchase	12,659	24,493	208,463	207,279
Total Mortgage Loan Fundings	$21,963	$41,896	$361,721	$382,493

Mortgage Loan Fundings by Product (2):
Government Fundings	$2,129	$1,241	$17,504	$10,677
ARM Fundings	$3,095	$16,259	$102,228	$181,377
Home Equity Fundings	$1,357	$4,294	$31,232	$41,386
Nonprime Fundings	$42	$3,254	$16,970	$33,799

MORTGAGE LOAN SERVICING (5)
Volume	$1,465,009	$1,263,061
Units	8,999,292	8,043,817
Subservicing Volume (6)	$24,722	$21,125
Subservicing Units	229,428	193,170
Prepayments in Full	$12,722	$20,142	$173,018	$176,031
Bulk Servicing Acquisitions	$36	$3,913	$21,698	$7,028
Servicing Portfolio Performance - CHL (7)
Delinquency as a percentage of:
unpaid principal balance	5.94%	3.97%
number of loans serviced	5.89%	4.43%
Foreclosures Pending as a percentage of:
unpaid principal balance	1.23%	0.58%
number of loans serviced	0.89%	0.56%

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES

OPERATING STATISTICS(1)

(Dollars in Millions)

	Month Ended		Year-to-Date
	October 31	October 31	October 31	October 31
	2007	2006	2007	2006
LOAN CLOSING SERVICES (units)
Credit Reports	811,634	837,157	9,501,252	8,547,914
Flood Determinations	214,924	290,196	2,835,294	2,823,818
Appraisals	154,968	118,105	1,314,704	1,058,218
Automated Property Valuation Services	5,793,171	539,126	13,477,097	6,743,360
Other	30,662	21,167	281,198	171,867
Total Units	7,005,359	1,805,751	27,409,545	19,345,177

CAPITAL MARKETS
Securities Trading Volume (8)	$260,243	$299,790	$3,424,570	$3,145,391

BANKING
Banking Operations Assets (in billions)	$106	$83

INSURANCE
Net Premiums Earned:
Carrier	$108.5	$81.0	$982.3	$782.2
Reinsurance	27.6	19.5	230.3	183.1
Total Net Premiums Earned	$136.1	$100.5	$1,212.6	$965.3

Period-end Rates
10-Year U.S. Treasury Yield	4.48%	4.61%
FNMA 30-Year Fixed Rate MBS Coupon	5.84%	5.79%

(1)

This data reflects current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)	During December 2006, the Company began reporting Banking Operations purchases from third parties. Prior months have been restated to reflect these purchases.
(3)

These loans are processed for Countrywide Bank by the Company’s Mortgage Banking production divisions and Countrywide Commercial Real Estate Finance, Inc., purchased from non-affiliates or originated by Countrywide Bank and are included in “Total Loan Fundings” above. The amounts include loans funded for both investment and for sale and commercial real estate loans processed by Countrywide Bank. The Company will report the amount of such loans subsequently sold on a quarterly basis.

(4)

Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(5)	Includes loans held for sale, loans held for investment, and loans serviced for others, including those under subservicing agreements.
(6)	Subservicing volume for non-Countrywide entities.
(7)

Excluding subserviced loans and portfolios purchased at a discount due to their non-performing status. Delinquencies as a percentage of unpaid principal balance and numbers of loans serviced exclude loans in foreclosure.

(8)	Includes trades with Mortgage Banking Segment.

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